UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 2017

LCI INDUSTRIES

(Exact name of registrant as specified in its charter)

Delaware	001-13646	13-3250533

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3501 County Road 6 East, Elkhart, Indiana		46514

(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		(574) 535-1125

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

The information provided below under Item 2.03 is incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 27, 2016, the Registrant and its wholly owned subsidiary Lippert Components, Inc. (collectively, the “Company”) amended and restated its $150.0 million “shelf-loan” facility with PGIM, Inc. and its affiliates (“Prudential”), pursuant to which $50.0 million of the Company’s 3.35% Series A Senior Notes due March 20, 2020 are currently outstanding. The facility provides for Prudential to consider purchasing, at the Company’s request, in one or a series of transactions, Senior Promissory Notes of the Company in the aggregate principal amount of up to $150.0 million, to mature no more than twelve years after the date of original issue of each Senior Promissory Note. Prudential has no obligation to purchase the Senior Promissory Notes. Interest payable on the Senior Promissory Notes will be at rates determined by Prudential within five business days after the Company issues a request to Prudential.

On March 30, 2017, the Company and Prudential amended the Note Purchase and Private Shelf Agreement to extend the expiration date of the facility to March 30, 2020. The amendment also increases the aggregate principal amount available under the shelf loan facility by excluding the outstanding Series A Senior Notes from the $150.0 million limit.

The description of the Note Purchase and Private Shelf Agreement contained herein is a summary of the material terms, does not purport to be complete, and is qualified in its entirety by reference to the Note Purchase and Private Shelf Agreement, a copy of which is attached as Exhibit 10.7 to the Registrant’s Current Report on Form 8-K filed May 3, 2016 and incorporated herein by reference, as amended by the First Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibits

10.1
First Amendment, dated March 30, 2017, to Fourth Amended and Restated Note Purchase and Private Shelf Agreement, by and among PGIM, Inc. and Affiliates, and Lippert Components, Inc. guaranteed by LCI Industries

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LCI INDUSTRIES
(Registrant)

By: /s/ Brian M. Hall Brian M. Hall Chief Financial Officer

Dated: April 4, 2017

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